EXHIBIT 99.81


                                                [Exhibit 81]

                      [ITT Letterhead]





                                        DATE: August 6, 1997
                                      CONTACT: Jim Gallagher
                                     TELEPHONE: 212-258-1261


                                       FOR IMMEDIATE RELEASE





          NEW YORK, NY, August 6, 1997 -- The ITT Board of
Directors will exercise its fiduciary responsibility and consider Hilton's revised offer in due course.


                           - ITT -